EXHIBIT 15


July 23, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We are aware that our report dated July 23, 1999 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) is incorporated by reference in the Prospectuses constituting parts of T. Rowe Price Associates, Inc.'s Registration Statements on Form S-8 (No. 033-07012, No. 033-08672, No. 033-37573, No. 033-72568, No. 033-58749 and No. 333-20333). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ PricewaterhouseCoopers LLP